Exhibit 99.1

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 30/9/2001

Name of entity

PEPLIN, INC.

ARBN	Quarter ended (“current quarter”)
126 884 393	30 September 2008

Consolidated statement of cash flows

Cash flows related to operating activities	Current quarter $USD (000)	Year to date $USD (000)
1.1 Receipts from customers	123	123

1.2 Payments for (a) staff costs	(1,688)	(1,688)
(b) advertising and marketing	0	0
(c) research and development	(5,202)	(5,202)
(d) leased assets	0	0
(e) other and working capital	(3,605)	(3,605)

1.3 Dividends received	0	0
1.4 Interest and other items of a similar nature received	321	321
1.5 Interest and other costs of finance paid	(1)	(1)
1.6 Income taxes paid	(2)	(2)
1.7 Other	0	0

Net operating cash flows	(10,054)	(10,054)

	Current quarter $USD (000)	Year to date $USD (000)
1.8 Net operating cash flows (carried forward)	(10,054)	(10,054)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)
(b) equity investments
(c) intellectual property
(d) physical non-current assets	(83)	(83)
(e) other non-current assets
1.10 Proceeds from disposal of:
(a) businesses (item 5)
(b) equity investments
(c) intellectual property
(d) physical non-current assets	1	1
(e) other non-current assets

1.11 Loans to other entities
1.12 Loans repaid by other entities
1.13 Other (provide details if material)

Net investing cash flows	(82)	(82)

1.14 Total operating and investing cash flows	(10,136)	(10,136)

Cash flows related to financing activities
1.15 Proceeds from issues of shares, options, etc.
1.16 Proceeds from sale of forfeited shares
1.17 Proceeds from borrowings
1.18 Repayment of borrowings (principal)	(1,286)	(1,286)
1.19 Dividends paid
1.20 Other — share issue costs
1.21 Other — restricted deposits
1.22 Other — Borrowing costs paid (interest)	(305)	(305)
1.23 Other — Payment for cancellation of shares due to reorganization	(20)	(20)

Net financing cash flows	(1,611)	(1,611)

Net increase (decrease) in cash held	(11,747)	(11,747)

1.21 Cash at beginning of quarter/year to date	25,231	25,231
1.22 Exchange rate adjustments to item 1.21	(661)	(661)

1.23 Cash at end of quarter	12,823	12,823

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $USD (000)
1.24	Aggregate amount of payments to the parties included in item 1.2	64

1.25	Aggregate amount of loans to the parties included in item 1.11	NIL

1.26	Explanation necessary for an understanding of the transactions
	Payments to directors include directors fees, and for executive directors, salaries and bonuses. Directors fees and salaries are inclusive of superannuation.

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows
NIL

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
NIL

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

		Amount available $USD (000)	Amount used $USD (000)
3.1	Loan facilities	15,000	15,000

3.2	Credit standby arrangements	NIL	NIL

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.	Current quarter $USD (000)	Previous quarter $USD (000)

4.1 Cash on hand and at bank	867	791

4.2 Deposits at call	11,956	24,440

4.3 Bank overdraft	NIL	NIL

4.4 Other — Term deposit	NIL	NIL

Total: cash at end of quarter (item 1.23)	12,823	25,231

Acquisitions and disposals of business entities

	Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1 Name of entity	NOT APPLICABLE	NOT APPLICABLE

5.2 Place of incorporation or registration

5.3 Consideration for acquisition or disposal

5.4 Total net assets

5.5 Nature of business

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does /~~does not~~* (delete one) give a true and fair view of the matters disclosed.

Sign here:	/s/ David Smith	Date: 31 October 2008
(~~Director~~/Company Secretary)

Print name:	David Smith

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2 — reconciliation of cash flows arising from operating activities to operating profit or loss
•	9.2 — itemised disclosure relating to acquisitions
•	9.4 — itemised disclosure relating to disposals
•	12.1(a) — policy for classification of cash items
•	12.3 — disclosure of restrictions on use of cash
•	13.1 — comparative information

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

4.	The Proceeds from issue of shares in item 1.15 includes proceeds from those shareholder subscriptions received after 30 June 2006 under the underwritten pro-rata entitlement offer announced on 24 May 2006. All proceeds of the underwritten entitlement offer had been received on 3 July 2006 and all shares were allotted and issued on that date.